UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2006

CRITICAL THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50767	04-3523569
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

60 WESTVIEW STREET, LEXINGTON, Massachusetts		02421
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 402-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2006, Critical Therapeutics, Inc. (the "Company") entered into a Fourth Loan Modification Agreement (the "Loan Modification") with Silicon Valley Bank that amends the Loan and Security Agreement dated as of June 28, 2002 between the Company and Silicon Valley Bank, as previously amended on December 11, 2002, April 10, 2003 and June 30, 2004 (as amended, the "Loan Agreement"). The Company finances the purchase of general purpose computer equipment, office equipment, fixtures and furnishings, test and laboratory equipment and software licenses and the completion of leasehold improvements through advances under the Loan Agreement. The Loan Modification allows the Company to borrow up to an additional $500,000 under the Loan Agreement through March 31, 2006.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Modification and the Loan Agreement is incorporated herein in its entirety.

As a result of the Loan Modification, the Company has total unused borrowing capacity under the Loan Agreement of approximately $576,000 as of January 6, 2006. Future advances under the Loan Agreement will accrue interest at a rate equal to the prime rate plus 2% per year and are required to be repaid in 36 equal monthly installments of principal plus accrued interest. Repayment begins the first day of the month following the advance.

The Company is required to prepay the principal and accrued interest of any advance used to finance the purchase of equipment that becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use or seized by a governmental authority and that is not subsequently repaired or replaced.

The Company’s obligations under the Loan Agreement may be accelerated upon the occurrence of an event of default under the Loan Agreement. Events of default under the Loan Agreement include payment defaults; defaults in the performance of affirmative and negative covenants; any material impairment of the collateral securing the obligations or in the prospect of repayment of any portion of the obligations or any material adverse change in the business, operations or condition (financial or otherwise) of the Company; bankruptcy and insolvency related defaults; defaults under other debt agreements; judgment defaults; and the inaccuracy of representations and warranties.

The Loan Agreement contains affirmative and negative covenants customary for financings of this type. Negative covenants include restrictions on dispositions of property; changes in business, ownership, management or business locations; mergers and acquisitions; indebtedness; liens; investments and dividends; and transactions with affiliates.

The Company has granted Silicon Valley Bank a first priority security interest in substantially all of its assets, excluding intellectual property, to secure its obligations under the Loan Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRITICAL THERAPEUTICS, INC.

January 6, 2006	By:	Frank E. Thomas

Name: Frank E. Thomas
Title: Chief Financial Officer, Senior Vice President of Finance and Treasurer